EXHIBIT 10.11

AGREEMENT
This AGREEMENT (“Agreement”), entered into as of November 1, 2023, between Union Carbide Corporation (“UCC”), a New York corporation, and The Dow Chemical Company (“TDCC”), a Delaware corporation. TDCC agrees to supply the UCC Group (as defined below) with certain products and services under the terms and conditions set forth below.
1.TERM
The term of this Agreement shall commence on the Effective Date and shall extend until October 31, 2024, and shall continue from year-to-year thereafter, unless earlier terminated in accordance with the provisions of this Agreement (the “Term”). Either UCC or TDCC may elect at any time to terminate this Agreement by providing the other with at least six (6) months' advance written notice of termination.
2.DEFINITIONS
As used in this Agreement:
(a)An “Affiliate” with respect to any entity means any other entity directly or indirectly controlling, controlled by or under common control with, such entity, where “control” of an entity (including, with correlative meaning, the terms “controlling, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
(b)“Arranged Sales” has the meaning given to it in Section 8(B)(2)(b).
(c)“Arranged Supply” has the meaning given to it in Section 8(B)(2)(a).
(d)“Delivery Point” means the point at which product supplied by TDCC to a UCC Member under this Agreement is received (1) into the facilities of such UCC Member or its designee (including without limitation storage facilities operated by such UCC Member or its designee), or (2) into Intermediary Equipment directly connected to the facilities of such UCC Member or its designee, or (3) into the facilities of a third party, or a designee of such UCC Member or such third party, in fulfillment of an obligation of such UCC Member to deliver product to or on behalf of such third party; for avoidance of doubt, (A) when received into any truck or tank the Delivery Point is the point at which the product enters the receiving truck or car; (B) when received into any pipeline, the Delivery Point is the point at which the product passes the connection between the delivering pipeline and receiving pipeline; (C) when received into storage, the Delivery Point is the point at which the product enters a storage tank or cavern; (D) when received by “in-line” transfer or “in-storage” transfer, receipt at the Delivery Point occurs immediately upon such transfer; or (E) when received by or into any vessel, the Delivery Point is at the flange between the vessel's permanent hose connection and the shore line.
(e)“Effective Date” means November 1, 2023.
(f)“GAAP” means generally accepted accounting principles.
(g)“Intermediary Equipment” means, with respect to a UCC Member or its designee, intermediary systems or equipment, owned or controlled by a third party, used to deliver products to such

UCC Member's or designee's facilities pursuant to a Separate Contract. For avoidance of doubt, the Burnel line connected to UCC's Seadrift Operations is Intermediary Equipment.
(h)“Major Sites” means the following four sites: UCC's West Virginia Operations in the vicinity of South Charleston, WV; UCC's St. Charles Operations, in the vicinity of Hahnville, LA; UCC's Texas City Operations in Texas City, TX; and UCC's Seadrift Operations in the vicinity of Seadrift, TX.
(i)“Net Supply Cost” means the following costs, to be determined in accordance with the then-current cost accounting practices applied by TDCC consistent with GAAP: (1) for hydrocarbon feedstocks, the cost of purchases of such hydrocarbon feedstocks (and transportation and storage thereof, except as provided otherwise by the delivery terms of Section 4(b)(2)) under Third-Party Contracts, using the weighted average cost of TDCC's U.S. Gulf Coast pooled inventory and purchases, net of related sales and exchanges, and (2) for monomers and aromatics, the cost of purchases of such monomers and aromatics (and transportation and storage thereof, except as provided otherwise by the delivery terms of Section 4(b)(2)), using the market price for such monomers and aromatics under U.S. Gulf Coast Third-Party Contracts.
(j)“Separate Contract” means an agreement, which pre-exists the Effective Date, between one or more third parties and one or more UCC Members, including without limitation any such agreement (1) for supply, delivery, storage or transportation of products to UCC or its designee, and/or (2) for the swap or exchange of any products.
(k)“Small Sites” means the UCC Group's locations other than the Major Sites.
(l)“Term” has the meaning given to it in Section 1.
(m)“Third-Party Contracts” means contracts between the purchaser (i.e., TDCC or a TDCC Affiliate) and a third party that is not an Affiliate of such purchaser.
(n)“UCC Group” means UCC and the UCC Subsidiaries, collectively.
(o)“UCC Member” means a member of the UCC Group.
(p)“UCC Subsidiary” means a direct or indirect wholly-owned U.S. subsidiary of UCC
3.PRODUCTS AND SERVICES TO BE SUPPLIED BY TDCC TO UCC
(a)The following products and services will be supplied by TDCC to the UCC Group, as described below, in connection with the UCC Group's U.S. locations except to the extent otherwise agreed to by TDCC and UCC:
(1)Products: 100% of the UCC Group's procurement requirements for hydrocarbon feedstocks, and monomers and aromatics (to supplement the UCC Group's production of monomers and aromatics), and except to the extent supply of such products is arranged in accordance with Sections 3(a)(2) or 3(c), below, or is procured by a UCC Member pursuant to a Separate Contract.
(2)Services. TDCC shall provide: management of the UCC Group's hydrocarbon business matters, including without limitation: (i) management of hydrocarbon contracts (including without limitation Separate Contracts); (ii) communications, as required, with the UCC Group's management and authorized representatives, as well as with any of the UCC Group's external customers, in connection with such hydrocarbon business matters; (iii) monitoring of the UCC Group's and industry supply/demand balances of hydrocarbon products; (iv) the implementation of both short and long term strategic positions in hydrocarbon products, and only to the extent related to this Section (2)(iv) energy products; and (v) as mutually determined by UCC and TDCC, provision to the UCC Group of applicable accounting and computer systems to manage the other services supplied to the UCC Group under this Agreement. To the extent a UCC Member elects to separately arrange the supply of any one or more of the foregoing services, in whole or in part, such supply is outside the scope of this Agreement.
Except to the extent supplied by TDCC pursuant to Section 3(a)(1) above, or procured by a UCC Member pursuant to a Separate Contract, and subject to Section 3(c), below, TDCC shall also arrange the supply and sales of feedstocks, monomers, aromatics, as described below:
(A)Arrange (1) the supply to the UCC Group of 100% of the UCC Group's procurement requirements for hydrocarbon feedstocks, and (2) any third party storage or transportation needed to effectuate such supply.
(B)Arrange (1) the supply to the UCC Group of 100% of the UCC Group's procurement requirements for monomers and aromatics, to supplement the UCC Group's production of monomers and aromatics, (2) the sale of 100% of the UCC Group's surplus monomers, aromatics, and hydrocarbon co-products and by-products, and (3) any third (3rd) party storage or transportation needed to effectuate such supply or sales.
(b)With respect to any one or more of the Small Sites, TDCC may elect to not supply or, to discontinue (at any time) supply of, any one or more of the products or services described in Section 3(a), above; in the event TDCC elects to discontinue supply of any one or more of such products or services (other than pursuant to other provisions of this Agreement which expressly provide for termination of this Agreement), TDCC will reasonably cooperate with UCC to effect a transition to another supplier of such service or product. For any UCC Group location where TDCC does not supply a product or service as described in Section 3(a), above, then upon request of a UCC Member, TDCC may, at its option, consult with a UCC Member regarding the member's procurement of such product or service from third parties.
(c)A representative list of products to be supplied to the UCC Group in connection with this Agreement is set forth in Exhibit A, attached to and hereby made part of this Agreement (“Exhibit A”).
(d)The parties' respective obligations under Section 3(a) of this Agreement are subject to Separate Contracts; for the avoidance of doubt, a UCC Member shall remain responsible for the payment of any charges payable by such UCC Member under a Separate Contract.
(e)TDCC is authorized to act as a UCC Member's delegate with respect to performance of any such UCC Member's rights or obligations under Separate Contracts; provided that, as a delegate of such UCC Member, TDCC will not provide or receive products without corresponding compensation (for example, in the form of payment, in-kind product, or a combination thereof) from or to, respectively, such UCC Member or its designee. TDCC is not liable for Claims (as defined in Section 8(E), below) made by third parties with respect to the acts or omissions of TDCC when acting as delegate for a UCC Member, except to the extent such Claims arise as a result of TDCC's gross negligence or willful misconduct.
(f)UCC shall cause the UCC Subsidiaries to fully accept, abide by, and comply with, the terms and conditions of this Agreement.
(g)Appointment as agent.
(1)UCC hereby makes, constitutes and appoints TDCC as its true and lawful attorney-in-fact and empowers TDCC to act for UCC as UCC's agent during the term of this Agreement in matters connected with the services (for example, arranging the supply or sale of products, including but not limited to arrangements between UCC and TDCC or UCC and TDCC Affiliates) and products supplied under this Agreement. Specifically, TDCC has the authority to issue and execute those business documents and contracts in the name of UCC which are necessarily issued in conjunction with the services and products being provided by TDCC to UCC under this Agreement. TDCC accepts such appointment and grant. To the extent applicable, UCC shall cause each UCC Subsidiary to make a similar appointment and grant, and TDCC hereby accepts such appointment and grant. TDCC is not liable for Claims (as defined in Section 8(E), below) made by third parties with respect to the acts or omissions of TDCC when acting as agent for a UCC Member, except to the extent such Claims arise as a result of TDCC's gross negligence or willful misconduct.
4.COMPENSATION AND DELIVERY TERMS
(a)As compensation for the products and services supplied by TDCC under this Agreement, UCC (subject to Section 4(e), below) shall pay Product Charges and a Service Commission, as follows:
(1)Product Charges
(A)For hydrocarbon feedstocks supplied by TDCC under this Agreement, UCC shall pay to TDCC the Net Supply Cost thereof.
(B)For monomers and aromatics supplied by TDCC under this Agreement, UCC shall pay to TDCC the Net Supply Cost thereof.
(2)Service Commission. For all of the services supplied under Section 3(a)(2) of this Agreement, UCC shall pay a commission to TDCC, which shall be calculated as follows:
(A)0.65 cents per pound ($6.50 per thousand pounds) of ethylene and propylene consumed by UCC at the Major Sites.
(b)Delivery terms: (1) Product Charges include delivery of products supplied by TDCC to the applicable Delivery Point, and title to and risk of loss for product supplied by TDCC hereunder shall pass at the applicable Delivery Point. (2) The UCC Group shall not pay separate charges for third (3rd) party pipeline transportation or storage in Texas- or Louisiana-based assets of TDCC Affiliates.
(c)Renegotiation of Product Charges or Service Commission Either UCC or TDCC may request a re-negotiation of Product Charges and/or the Service Commission upon thirty (30) days prior written notice, and the parties shall promptly negotiate in good faith to establish such new Product Charges and/or a new Service Commission.
(d)Notwithstanding any other provision of this Agreement, TDCC shall accept payment from any UCC Subsidiary for some or all of any amount due to TDCC under this Agreement, but UCC shall remain fully responsible and liable for any unpaid amounts due to TDCC under this Agreement.
5.PRODUCT SPECIFICATIONS; LIMITED WARRANTY; ASSUMPTION OF RISK
TDCC warrants that all product purchased from TDCC by a UCC Member hereunder shall meet the specifications set forth in Exhibit A. THE FOREGOING IS TDCC'S SOLE WARRANTY REGARDING PRODUCTS AND SERVICES SUPPLIED UNDER THIS AGREEMENT, AND IS MADE EXPRESSLY IN LIEU OF AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION THOSE PROVIDED BY STATUTE OR COMMON LAW. TDCC MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES SUPPLIED HEREUNDER. EACH UCC MEMBER, WITH RESPECT TO ANY PRODUCT RECEIVED BY SUCH UCC MEMBER HEREUNDER, ASSUMES ALL RISK, RESPONSIBILITY AND LIABILITY RESULTING FROM THE USE OR APPLICATION OF SUCH PRODUCT, AND TDCC SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR THE USE OR APPLICATION OF ANY SUCH PRODUCT.

6.TERMS OF PAYMENT
UCC shall make payments to TDCC for product purchased and services rendered hereunder within five (5) business days of the receipt of TDCC's invoice. Invoices shall be issued once per month as soon as possible after the end of such month.
7.MEASUREMENT
The determination of quantity and quality of product purchased by a UCC Member from TDCC hereunder shall be made in accordance with the customary procedures and practices of the industry.
8.CLAIMS, REMEDIES. LIMITATION OF DAMAGES AND INDEMNIFICATION
(A)IF ANY PRODUCT PURCHASED BY A UCC MEMBER FROM TDCC UNDER THIS AGREEMENT DOES NOT MEET APPLICABLE SPECIFICATIONS, TDCC SHALL HAVE THE RIGHT IN ITS DISCRETION, AS THE UCC MEMBER'S SOLE REMEDY, EITHER TO REPLACE IT OR REFUND THE PRODUCT CHARGE PAID TO TDCC FOR THE PRODUCT WHICH IS THE SUBJECT OF THE CLAIM.
(B)HOWEVER, AND IN ANY EVENT, TDCC'S MAXIMUM LIABILITY FOR DAMAGES IN RESPECT OF ANY AND ALL CLAIMS WHATSOEVER ARISING HEREUNDER WITH RESPECT TO
1.PRODUCTS PURCHASED BY A UCC MEMBER FROM TDCC UNDER THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE PRODUCT CHARGE PAID TO TDCC FOR AMOUNT OF PRODUCT TO WHICH SUCH DAMAGES RELATE, AND
2.SERVICES SUPPLIED BY TDCC TO A UCC MEMBER UNDER THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE FOLLOWING AMOUNTS:
(a)WITH RESPECT TO ARRANGING THE SUPPLY OF HYDROCARBON FEEDSTOCKS, MONOMERS, AND AROMATICS (“ARRANGED SUPPLY”), TWO PERCENT (2%) OF THE AMOUNT PAID BY THE UCC MEMBER FOR THE ARRANGED PURCHASES TO WHICH SUCH DAMAGES RELATE;
(b)WITH RESPECT TO ARRANGING THE SALE OF MONOMERS, AND AROMATICS, (“ARRANGED SALES”), TWO PERCENT (2%) OF THE AMOUNT RECEIVED BY THE UCC MEMBER FOR THE ARRANGED SALES TO WHICH SUCH DAMAGES RELATE; AND
(c)FOR ALL OTHER SERVICES INVOLVED IN SUCH CLAIMS, ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000.00) PER MONTH (A MINIMUM OF ONE MONTH) FOR EACH MONTH OF THE TERM FALLING WITHIN THE PERIOD TO WHICH SUCH DAMAGES RELATE.
(C)NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL TDCC BE LIABLE FOR (1) PROSPECTIVE OR LOST PROFITS, (2) SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR (3) ANY CLAIM BASED ON PRODUCT QUALITY WITH RESPECT TO PRODUCT WHICH, FOLLOWING DELIVERY TO A UCC MEMBER, HAS BEEN MIXED WITH ANY OTHER MATERIAL OF ANY KIND (WHETHER OR NOT SUPPLIED IN CONNECTION WITH THIS AGREEMENT), OR HAS BEEN PROCESSED IN ANY MANNER.
(D)WITHIN SIXTY (60) DAYS AFTER A UCC MEMBERS LEARNS, OR SHOULD REASONABLY HAVE LEARNED, OF ANY CLAIM WITH RESPECT TO THE PRODUCTS OR SERVICES SUPPLIED BY TDCC UNDER THIS AGREEMENT, UCC OR SUCH UCC MEMBER SHALL INFORM TDCC IN WRITING OF THE CLAIM OR THE CLAIM IS WAIVED.
(E)(1)    TO THE EXTENT PERMITTED BY APPLICABLE LAW, UCC ASSUMES THE ENTIRE RESPONSIBILITY AND LIABILITY FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD

HARMLESS TDCC FROM AND AGAINST, ANY AND ALL CLAIMS WHICH ARE MADE, ASSERTED OR ALLEGED AGAINST TDCC BY ANY ONE OR MORE UCC MEMBERS OR ANY OTHER PERSON, OR WHICH ARISE IN FAVOR OF ANY ONE OR MORE UCC MEMBERS OR ANY OTHER PERSON, ORIGINATING FROM ANY SOURCE IN CONNECTION WITH (a) TDCC ACTING AS AN AGENT OR DELEGATE FOR ANY ONE OR MORE UCC MEMBERS, AND/OR (b) THE FAILURE OF A UCC SUBSIDIARY TO FULLY ACCEPT, ABIDE BY, OR COMPLY WITH, THE TERMS OF THIS AGREEMENT, AND/OR (c) ARRANGED PURCHASES AND/OR ARRANGED SALES, AND/OR (d) THE USE OR APPLICATION, BY A UCC MEMBER OR ANY OTHER PERSON, OF ANY PRODUCT SUPPLIED UNDER THIS AGREEMENT.
IT IS TDCC AND UCC'S INTENT REGARDING SUCH CLAIMS THAT, SUBJECT TO SECTION 8(E)(2) BELOW, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS TDCC AGAINST ALL OF THE CONSEQUENCES OF
(X) (I)    THE NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF TDCC OCCURRING JOINTLY, CONCURRENTLY, AND/OR COMPARATIVELY WITH THE NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF A UCC MEMBER AND/OR ANY PERSON OTHER THAN TDCC, OTHER THAN THE SOLE NEGLIGENCE, IMPUTED SOLE NEGLIGENCE, SOLE FAULT AND/OR SOLE STRICT LIABILITY OF TDCC ADDRESSED IN SECTION 8(E)(2)(X)(II) BELOW; AND
(X) (II)    THE SOLE NEGLIGENCE, IMPUTED SOLE NEGLIGENCE, SOLE FAULT, AND/OR SOLE STRICT LIABILITY OF TDCC, UNMIXED WITH NEGLIGENCE, GROSS NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF A UCC MEMBER AND/OR ANY PERSON OTHER THAN TDCC; AND
(Y)     THE NEGLIGENCE, GROSS NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF A UCC MEMBER AND/OR ANY PERSON OTHER THAN TDCC, INCLUDING BUT NOT LIMITED TO JOINT, COMPARATIVE, AND/OR CONCURRENT NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF SUCH UCC MEMBER AND/OR ANY PERSON OTHER THAN TDCC.
2.NOTWITHSTANDING THE FOREGOING, (a) UCC'S OBLIGATIONS UNDER THE PROVISIONS OF SECTION 8(E)(1) SHALL NOT EXTEND TO ANY CLAIMS OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH OF THIS AGREEMENT WHICH ARE MADE, ASSERTED OR ALLEGED AGAINST TDCC BY ANY ONE OR MORE UCC MEMBERS, AND (b) UCC'S INDEMNITY AND HOLD HARMLESS OBLIGATIONS UNDER THE PROVISIONS OF SECTION 8(E)(1) SHALL NOT EXTEND TO ANY CLAIMS OF PERSONS OTHER THAN UCC MEMBERS WHICH ARISE AS A RESULT OF TDCC'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (FOR THE AVOIDANCE OF DOUBT, UCC'S OBLIGATIONS TO PROTECT AND DEFEND SUCH CLAIMS ARE NOT EXCLUDED BY THIS SECTION 8(E)(2)(b)).
3.DEFINITIONS - AS USED IN THIS SECTION 8(E):
(a)“BODILY INJURY” MEANS ANY BODILY INJURY OF ANY KIND OR CHARACTER, INCLUDING WITHOUT LIMITATION, ANY ONE OR MORE OF THE FOLLOWING, COLLECTIVELY AND INDIVIDUALLY: PHYSICAL PAIN AND SUFFERING, ILLNESS, SICKNESS, DISEASE, IMPAIRMENT OF PHYSICAL CONDITION OF THE BODY, OR DEATH, AS WELL AS ANY PERSONAL INJURY INCLUDING, BUT NOT LIMITED TO, ANY INVASION OF PERSONAL RIGHTS SUCH AS LIBEL OR SLANDER, CIVIL RIGHTS VIOLATION, INVASION OF PRIVACY, TORTIOUS INTERFERENCE WITH A CONTRACT, OR MENTAL SUFFERING OF ANY TYPE.
(b)“CLAIMS” MEANS ALL CLAIMS OF ANY KIND OR CHARACTER, INCLUDING WITHOUT LIMITATION, ANY ONE OR MORE OF THE FOLLOWING, COLLECTIVELY AND INDIVIDUALLY: LOSSES, COSTS (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS' COURT COSTS, AND OTHER COSTS OF SUIT), DEMANDS, DAMAGES, JUDGMENTS, PENALTIES, LIABILITIES,

DEBTS, LAWSUITS AND CAUSES OF ACTION OF WHATEVER NATURE AND CHARACTER, WHETHER ARISING OUT OF OR RELATED TO CONTRACT (INCLUDING, WITHOUT LIMITATION, RELATED TO DELAYED DELIVERY, NONDELIVERY, PRODUCT QUALITY OR DEFECTIVE PRODUCT), TORT, STRICT LIABILITY, BREACH OF WARRANTY, PRODUCTS LIABILITY, MISREPRESENTATION, VIOLATION OF APPLICABLE LAW, AND/OR ANY SOURCE OR CAUSE WHATSOEVER, WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING OUT OF OR ALLEGED TO ARISE OUT OF BODILY INJURY OR LOSS OF PROPERTY.
(c)“PERSON” MEANS ANY NATURAL PERSON, OR ANY COMPANY, CORPORATION, GENERAL OR LIMITED PARTNERSHIP, LIMITED LIABILITY COMPANY, JOINT VENTURE, ORGANIZATION, ASSOCIATION, OR OTHER ENTERPRISE OR ENTITY.
9.FORCE MAJEURE
Failure (in whole or in part) or delay on the part of either TDCC or a UCC Member in performance of any of the obligations imposed upon it shall be excused and such party shall not be liable for damages or otherwise when such failure or delay is beyond the control of TDCC or such UCC Member (“force majeure event”). Such events include, but are not limited to, the following: labor difficulties, total or partial loss or shortage of raw component material or products ordinarily required by TDCC; breakdown, either total or partial, of either party's equipment, or act of God or nature. However, the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty. TDCC agrees to give written notice to UCC, and UCC agrees to give written notice (for itself and on behalf of the other UCC Members) when experiencing a force majeure event as soon as practicable.
Upon cessation of the cause or causes for any such failure or delay, performance hereof shall be resumed as soon as practicable. Such failure or delay shall not operate to extend the duration of this Agreement nor obligate either TDCC or any UCC Member to make up deliveries or receipts of product. If, by reason of any such circumstances, TDCC's supply of product shall be insufficient to meet all of its requirements, TDCC shall apportion among any and all existing contract purchasers, including without limitation its Affiliates, in an equitable manner so that all parties share the product in proportion to their take prior to the circumstance reducing availability.
10.PATENTS
TDCC does not assume patent responsibility for the use by a UCC Member of product delivered hereunder. The use of product may or may not constitute an infringement of patents. A UCC Member receiving product hereunder assumes full responsibility and liability for patent infringement in connection with any use of such product by such UCC Member.
11.TAXES
In addition to the amounts to be paid under Section 4, above, (a) with respect to products purchased by a UCC Member from TDCC under this Agreement, such UCC Member shall also pay all taxes and duties, other than taxes measured by TDCC's net income, that are increased or levied, now or in the future, in connection with the manufacture, sale, use, consumption, storage, transportation or disposal of such products, and (b) with respect to services supplied by TDCC to a UCC Member under this Agreement, such UCC Member shall also pay all taxes and duties, other than taxes measured by TDCC's net income, that are increased or levied, now or in the future, in connection with the supply of such services

12.WAIVER
No claim or right arising out of a breach of this Agreement can be discharged in whole or in part unless agreed to in writing executed by TDCC and UCC. Any such waiver shall not be deemed to be a waiver of any subsequent breach.
13.ASSIGNMENT
No right or obligation under, or interest in, this Agreement shall be assigned without prior written consent of both TDCC and UCC; provided, however, that TDCC may assign any part of its interest in, or any of its rights or obligations under, this Agreement to any TDCC Affiliate at any time without prior written consent from UCC.
14.APPLICABLE LAW
This Agreement shall be governed by the laws of the State of Texas, without regard to the conflict of laws principles thereof.
15.ENTIRETY OF AGREEMENT; SEVERABILITY
(a)This Agreement merges all prior understandings between TDCC and UCC regarding the subject matter of this Agreement. No prior dealings between the parties and no usage of trade shall be relevant to supplement or explain any term used herein. All obligations, agreements, and understanding are expressly set forth herein and are not enforceable unless embodied herein.
(b)To the degree that a party finds it convenient to employ their standard forms of purchase order or acknowledgement order in administering their terms of this Agreement, such party may do so but none of the terms and conditions printed or otherwise appearing on such form shall be applicable except to the extent that it specifies information required to be furnished hereunder.
(c)Should any indemnification provisions set forth in this Agreement be limited by any law then applicable to this Agreement, this Agreement shall automatically be deemed amended to provide indemnification under this Agreement to the maximum extent permitted by such applicable law. However, and in any event, if any provision of this Agreement is held invalid, the invalidity shall not affect other provisions or application of the Agreement which can be given effect without the invalid provision or application, and to this end the provisions of this Agreement are declared to be severable.
16.NOTICE
All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, delivered in person (including without limitation via commercial courier) or via Certified or Registered U.S. Mail, with return receipt, and addressed to the party to be notified as follows:

TDCC The Dow Chemical Company 2211 H. H. Dow Way Midland, MI 48674 Attn: Legal Department	UCC Union Carbide Corporation 1254 Enclave Parkway Houston, Texas 77077 Attn: General Counsel
or, in the case of either UCC or TDCC, to such other address as such party may hereafter specify by written notice to the other. All such notices, requests and communications shall be effective upon receipt.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

UNION CARBIDE CORPORATION

By:	/s/ IGNACIO MOLINA
Name:	Ignacio Molina
Title:	Vice President, Chief Financial & Treasurer

THE DOW CHEMICAL COMPANY

By:	/s/ JEFF JOHNSTON
Name:	Jeff Johnston
Title:	Authorized Representative

EXHIBIT A
(1)Representative Products. The following is a representative list of the products to be supplied to the UCC Group in connection with this Agreement (i.e., some or all of the following products, as well as products not listed, will be supplied to the UCC Group under this Agreement):

B-P Mix	Mixed Butanes
Butadiene	N-butane
Crude Butadiene	Naphtha
Cumene	Propane
E-P Mix	Propylene
Ethane	Pyrolysis Gasoline
Ethylene	Styrene
Fuel Oil	Toluene
Hydrocarbon Residual
(2)Specifications. All products purchased by a UCC Member from TDCC under this Agreement shall meet the then-current TDCC product specification or such specifications as TDCC reasonably determines (e.g., in connection with any of the services or consultation provided by TDCC under this Agreement) will meet such UCC Member's product quality requirements.